Exhibit 99.1
LegalZoom Reports First Quarter 2024 Financial Results
•Revenue of $174.2 million for the quarter, an increase of 5% year-over-year
•Subscription revenue of $107.9 million for the quarter, an increase of 10% year-over-year
•$228.1 million of cash and cash equivalents and no debt outstanding as of March 31, 2024

MOUNTAIN VIEW, California – May 7, 2024 – LegalZoom.com, Inc. (Nasdaq: LZ), the No. 1 choice in online small business formations, today announced results for its first quarter ended March 31, 2024.
“I am excited by the momentum we are seeing across our ecosystem. We began the year with strong demand for our new compliance offering, continued to enhance our formations experience, and are innovating towards creating a modern technology platform that provides a simple and affordable experience for legal and financial services,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer.

Noel Watson, LegalZoom’s Chief Financial Officer added, “Our solid execution enabled us to achieve our revenue expectations despite a weaker than expected macro environment. Adjusted EBITDA exceeded our expectations, growing 28% year-over-year as we balance investing in growth and driving operational efficiencies in our business.”

First Quarter 2024 Highlights

•Revenue was $174.2 million for the quarter, up 5% year-over-year:
◦Transaction units increased 9% year-over-year; transaction revenue of $66.3 million decreased 3% year-over-year.
◦Subscription units increased 7% year-over-year; subscription revenue of $107.9 million grew 10% year-over-year.
•Net income was $4.7 million for the quarter, or 3% of revenue, compared to net loss of $2.4 million, or 1% of revenue, for the same period in 2023. Non-GAAP net income was $18.3 million for the quarter compared to Non-GAAP net income of $14.0 million in the same period in 2023.
•Adjusted EBITDA was $27.9 million for the quarter, or 16% of revenue, compared to $21.9 million, or 13% of revenue, for the same period in 2023.
•Cash flow provided by operating activities was $34.2 million for the quarter compared to $29.2 million for the same period in 2023.
•Free cash flow was $24.7 million for the quarter compared to $21.8 million for the same period in 2023.
•Repurchased 1.2 million shares of common stock for a total cost of $12.8 million, at an average price of $10.91 per share.
•Cash and cash equivalents were $228.1 million as of March 31, 2024 compared to $225.7 million as of December 31, 2023.

•During the quarter, LegalZoom:
◦Deployed a new mobile optimized experience and simplified formations flow
◦Refreshed its Estate Plan offerings, a complimentary need for small business owners in regards to tax planning or business succession, as well as the broader consumer market
◦Expanded its presence in attorney services with the launch of an attorney-drafted Prenuptial agreement offering, a simplified, cost effective service hosted on LegalZoom’s proprietary platform

First Quarter 2024 Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth
	March 31,		(Decline)
	2024	2023	YOY
Total revenue	$174,214	$165,936	5%
Transaction revenue	$66,317	$68,027	(3)%
Subscription revenue	$107,897	$97,909	10%
Gross Profit	105,830	105,541	—%
Gross Margin	61%	64%	(4)%
Net Income (loss)	$4,744	$(2,358)	301%
Net income (loss) margin	3%	(1)%	292%
Net Income (loss) per share — basic:	$0.03	$(0.01)	304%
Net Income (loss) per share — diluted:	$0.02	$(0.01)	299%
Net cash provided by operating activities	$34,194	$29,208	17%
Non-GAAP Financial Measures
Non GAAP net income	$18,344	$13,998	31%
Non GAAP net income per share — basic:	$0.10	$0.07	33%
Non GAAP net income per share — diluted:	$0.09	$0.07	30%
Adjusted EBITDA	$27,902	$21,868	28%
Adjusted EBITDA margin	16%	13%	22%
Free cash flow	$24,717	$21,780	13%
Key Business Metrics
Transaction units	336	308	9%
Business formations	139	170	(18)%
Average order value (AOV)	$198	$221	(10)%
Subscription units at period end	1,605	1,501	7%
Average revenue per subscription unit (ARPU) at period end	$272	$260	5%
Certain percentages may not recalculate due to rounding.
Financial Outlook

For the second quarter ending June 30, 2024, LegalZoom currently expects:
•Revenue in the range of $172 million to $176 million
•Adjusted EBITDA in the range of $25 million to $27 million

For the full year ending December 31, 2024, LegalZoom is reiterating its guidance as follows:
•Revenue is expected to be in the range of $700 million to $720 million
•Adjusted EBITDA is expected to be in the range of $135 million to $145 million

LegalZoom also expects free cash flow to be in the range of $85 million to $95 million for the full year ended December 31, 2024.

Webcast and Conference Call Information

A webcast and conference call to discuss first quarter 2024 results is scheduled for today, May 7, 2024, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.

A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations and fluctuations or declines in the number of business formations may adversely affect our business; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC, on February 29, 2024, as well as those factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LegalZoom

LegalZoom is a leading online platform for business formation in the United States, or U.S. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax, accounting and compliance products and expertise to millions of small business owners and their families through easy-to-use technology. We operate across all 50 states and in over 3,000 counties in the U.S., with over two decades of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs with services that help to make their dream a reality. For more information, please visit www.legalzoom.com.

Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$228,129	$225,719
Accounts receivable, net	15,726	11,738
Prepaid expenses and other current assets	17,914	15,159
Current assets held for sale	22,722	22,722
Total current assets	284,491	275,338
Property and equipment, net	53,154	48,232
Goodwill	63,318	63,318
Intangible assets, net	12,465	13,735
Operating lease right-of-use assets	7,895	8,518
Deferred income taxes	28,855	29,015
Available-for-sale debt securities	1,160	1,159
Other assets	8,407	8,503
Total assets	$459,745	$447,818
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,150	$32,282
Accrued expenses and other current liabilities	52,569	61,678
Deferred revenue	187,547	167,951
Operating lease liabilities	1,831	2,052
Total current liabilities	276,097	263,963
Operating lease liabilities, non-current	6,645	6,966
Deferred revenue	486	490
Other liabilities	8,611	7,565
Total liabilities	291,839	278,984
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at March 31, 2024 and December 31, 2023, none issued or outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 188,875 shares and 188,538 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	190	189
Additional paid-in capital	1,108,263	1,101,474
Accumulated deficit	(941,075)	(933,061)
Accumulated other comprehensive income	528	232
Total stockholders’ equity	167,906	168,834
Total liabilities and stockholders’ equity	$459,745	$447,818

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$174,214	$165,936
Cost of revenue	68,384	60,395
Gross profit	105,830	105,541
Operating expenses:
Sales and marketing	53,753	60,150
Technology and development	23,957	19,683
General and administrative	23,065	26,504
Total operating expenses	100,775	106,337
Income (loss) from operations	5,055	(796)
Interest expense	(61)	(84)
Interest income	2,887	1,665
Other (expense) income, net	93	694
Income before income taxes	7,974	1,479
Provision for income taxes	3,230	3,837
Net income (loss)	$4,744	$(2,358)
Net income (loss) per share — basic:	$0.03	$(0.01)
Net income (loss) per share — diluted:	$0.02	$(0.01)
Weighted-average shares used to compute net income (loss) per share — basic:	188,618	191,293
Weighted-average shares used to compute net income (loss) per share — diluted:	193,397	191,293

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$4,744	$(2,358)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,670	5,569
Amortization of right-of-use assets	687	687
Amortization of debt issuance costs	57	56
Stock-based compensation	14,856	16,467
Deferred income taxes	1,263	2,763
Change in fair value of contingent consideration	—	(631)
Unrealized foreign exchange (gain) loss	346	(579)
Changes in operating assets and liabilities:
Accounts receivable	(3,989)	(2,588)
Prepaid expenses and other current assets	(2,758)	(2,869)
Other assets	44	348
Accounts payable	1,428	936
Accrued expenses and other liabilities	(9,086)	(4,947)
Operating lease liabilities	(606)	(572)
Income tax payable	(55)	7
Deferred revenue	19,593	16,918
Net cash provided by operating activities	34,194	29,208
Cash flows from investing activities
Purchase of property and equipment	(9,477)	(7,428)
Net cash used in investing activities	(9,477)	(7,428)
Cash flows from financing activities
Repayment of capital lease obligations	(6)	(9)
Repurchase of common stock	(12,783)	(6,768)
Shares surrendered for settlement of minimum statutory tax withholding	(9,564)	—
Proceeds from issuance of stock under employee stock plans	82	22
Net cash used in financing activities	(22,271)	(6,755)
Effect of exchange rate changes on cash and cash equivalents	(36)	19
Net increase in cash and cash equivalents	2,410	15,044
Cash and cash equivalents, at beginning of the period	225,719	189,082
Cash and cash equivalents, at end of the period	$228,129	$204,126
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2024	2023
	(in thousands, except percentages)
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$4,744	$(2,358)
Interest expense	61	84
Interest income	(2,887)	(1,665)
Provision for income taxes	3,230	3,837
Depreciation and amortization	7,670	5,569
Other (income) expense, net	(93)	(693)
Stock-based compensation	14,856	16,467
Restructuring costs(1)	321	627
Adjusted EBITDA	$27,902	$21,868
Net income (loss) margin	3%	(1%)
Adjusted EBITDA margin	16%	13%
(1)     For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income (loss) to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2024	2023
	(in thousands, except per share amounts)
Reconciliation of Net income (loss) to Non-GAAP net income
Net income (loss)	$4,744	$(2,358)
Amortization of acquired intangible assets	1,270	1,291
Stock-based compensation	14,856	16,467
Restructuring expenses(1)	321	628
Income tax effects(2)	(2,847)	(2,030)
Non-GAAP net income	$18,344	$13,998
Net income (loss) margin	3%	(1%)
Non-GAAP net income margin	11%	8%
Net income (loss) per share — basic	$0.03	$(0.01)
Net income (loss) per share — diluted	$0.02	$(0.01)
Non-GAAP net income per share — basic	$0.10	$0.07
Non-GAAP net income per share — diluted	$0.09	$0.07
Weighted-average shares used to compute net income (loss) per share — basic	188,618	191,293
Weighted-average shares used to compute net income (loss) per share — diluted	193,397	191,293
Weighted-average shares used to compute Non-GAAP net income per share — basic	188,618	191,293
Weighted-average shares used to compute Non-GAAP net income per share — diluted	193,397	192,580
(1)For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.
(2)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended March 31,
	2024	2023
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$18,344	$13,998
Reconciliation of denominator for net income (loss) per share to Non-GAAP net income per share:
Weighted-average shares used to compute Non-GAAP net income per share — basic:	188,618	191,293
Effect of potentially dilutive securities:
Stock options	2,055	457
Restricted stock units	2,718	830
Employee stock purchase plan	6	—
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	193,397	192,580
Non-GAAP net income per share — basic	$0.10	$0.07
Non-GAAP net income per share — diluted	$0.09	$0.07

Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$34,194	$29,208
Purchase of property and equipment	(9,477)	(7,428)
Free cash flow	$24,717	$21,780